Consent of Independent Auditors


We consent to the reference to our firm under the captions "Financial Statements" in the Prospectus in Part A and "Financial Statements" in Part B and to the incorporation by reference in Part B of our report dated November 25, 1998 on the financial statements and financial highlights of Principal Tax-Exempt Cash Management Fund, Inc. in this Post Effective Amendment No. 21to Form N-1A Registration Statement under the Securities Act of 1933 (Registration No. 33-21710) and related prospectus of Principal Tax-Exempt Cash Management Fund, Inc.


                                                               ERNST & YOUNG LLP


Des Moines, Iowa
February 22, 1999